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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 1998
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                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

                                    New York
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                 (State or other jurisdiction of incorporation)

         0-21168                                       13-3253392
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(Commission File Number)                   (IRS Employer Identification Number)

                  5 East 80th Street, New York, New York 10021
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 717-6544
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                               Page 1 of 6 Pages

                        Exhibit Index located on page 4


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ITEM 5.           OTHER EVENTS

         On February 13, 1998, the shareholders of Chromatics Color Sciences International, Inc. (the "Company") approved the proposal of the Company to amend its Certificate of Incorporation, in order to (i) effect a three-for-two forward split (the "Stock Split") of the Company's issued and outstanding shares of common stock, par value $0.001 per share (the "Common Stock"); (ii) effect certain changes to the Company's Class A Preferred Stock, including (a) the extension of the termination date of the conversion period of Class A Preferred Stock to Common Stock and likewise, the extension of the date by which the Company is to call the Class A Preferred Stock for redemption for two additional years, to December 31, 2000, (b) the adjustment of the calculation of the trigger price at which the holder of Class A Preferred Stock will be entitled to convert her shares to Common Stock, in order to provide for the occurrence of certain events involving the Common Stock, including stock splits, and the reclassification and payment of dividends, and (c) the adjustment of the calculation of the formula under which the Class A Preferred Stockholder will be entitled to convert her shares of Preferred Stock into Common Stock, so as to include revenues and earnings of businesses acquired by the Company by merger, consolidation, asset or stock acquisition or similar transaction in the calculation of the level of revenues at which the holder of Class A Preferred Stock may convert her shares into Common Stock; and (iii) amend to the Plan to increase by 1,000,000 the number of shares with respect to which options may be granted pursuant to the Plan, thus increasing the number of shares of Common Stock subject to the Plan from 2,000,000 to 3,000,000.

         Pursuant to the Stock Split, each holder of record of a certificate for one or more shares of Common Stock as of the date the Certificate of Amendment effecting the Stock Split is effective (February 13, 1998) is entitled to receive, as soon as practicable, upon surrender of such certificate, a new certificate or certificates representing one and one-half shares of Common Stock for each share of Common Stock represented by the old certificate, and any fractional shares resulting will be rounded up to the next whole share.

         Giving effect to the Stock Split, the Company will have approximately 13,783,107 issued. The closing bid price of the Common Stock as quoted on NASDAQ SmallCap Market on February 12, 1998 was 17 1/2.

         The Common Stock will begin trading on a post-Stock Split basis at the opening of trading on Tuesday, February 17, 1998. Until March 13, 1998, the Company's Common Stock will trade under the symbol "CCSID" to differentiate between pre-split and post-split shares. Thereafter, the trading symbol on NASDAQ will revert to "CCSI."

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits:

                  1. Chromatics Color Sciences International, Inc. Press Release, dated February 13, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHROMATICS COLOR SCIENCES
                                              INTERNATIONAL, INC.

                                              By: /s/ Darby S. Macfarlane
                                                  ------------------------------
                                                  Name:  Darby S. Macfarlane
                                                  Title: Chief Executive Officer

Date:  February 13, 1998

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                                  EXHIBIT INDEX

Document                                                            Page Number
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1.       Chromatics Color Sciences International, Inc.                   5
         Press Release, dated February 13, 1998.

                                        4